PROMISSORY NOTE

$75,000.00                                                   September 25, 2003
                                                           Knoxville, Tennessee

         FOR VALUE RECEIVED, the undersigned, National Coal Corporation, a corporation organized and existing under the laws of the State of Tennessee with a principal place of business at 319 Ebenezer Road, Knoxville, Tennessee 37923 (hereinafter referred to as "Borrower"), promises to pay to the order of Webb Group Financial Services, Inc., a corporation organized and existing under the laws of the State of North Carolina with a principal place of business at 1202-C East Mountain Street, Kernersville, NC 27284 (hereinafter referred to as "Lender"), or at such other place as the Lender may designate in writing delivered or mailed to the Borrower, in lawful money of the United States in immediately available funds, the principal amount of Seventy Five Thousand and 00/00 Dollars ($75,000.00) plus interest (computed on the basis of a year of 365 days) from the date of this Note on the unpaid principal amount of this Note, in like money, at said office, at a rate per annum equal to Twelve Percent (12%), said principal and interest being payable as follows:

         On or before September 25, 2004 (the "Maturity Date"), the Borrower shall pay a single payment of principal in the form of a check in the amount of Seventy Five Thousand and 00/00 Dollars ($75,000.00) equal to the entire outstanding principal balance evidenced by this Note, plus a second payment on said date in the form of another check of all accrued and unpaid interest due as evidenced by this Note.

         Ten (10) days after default in the payment of any amount due pursuant to this Note or ten (10) days after receipt of written notice of default, the entire principal sum and accrued interest evidenced by this Note shall at once become due and payable at the option of the Holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         The Borrower of the funds evidenced by this Note may prepay the principal amount of this Note plus interest at any time prior to the Maturity Date without penalty upon five (5) business days written notice.

         Presentment for payment, demand, protest and notice of demand and protest and all other notices are hereby waived by the Borrower. The Borrower consents that the time of payment may be extended without notice thereof, and guarantees payment of the same. No indulgences granted from time to time shall be construed as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the right of the Lender thereafter to insist upon strict compliance with the terms of this Note. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. If suit is instituted upon this Note, or if placed in the hands of an attorney for collection, the Borrower promises to pay a reasonable attorney's fee and all expenses of collection.

                                                Borrower:

                                                National Coal Corporation


                                                By: ____________________________
                                                   Jon E. Nix, President

Acknowledged:

Webb Group Financial Services, Inc.____________________________________


By: __________________________________
         Dr. Scott Hollenbeck, President